Exhibit 99.1

E V E R C O R E
EVERCORE REPORTS FIRST QUARTER 2019 RESULTS;
INCREASES QUARTERLY DIVIDEND TO $0.58 PER SHARE

	First Quarter 2019 Results
	U.S. GAAP		Adjusted
		vs. Q1 2018		vs. Q1 2018
Net Revenues ($ millions)	$415.3	(10%)	$419.8	(10%)
Operating Income ($ millions)	$83.8	(26%)	$95.7	(23%)
Net Income Attributable to Evercore Inc. ($ millions)	$67.2	(30%)	$81.7	(28%)
Diluted Earnings Per Share	$1.52	(28%)	$1.66	(26%)
Operating Margin	20.2%	(410) bps	22.8%	(393) bps

Business and Financial Highlights	■	Net Revenues, Net Income Attributable to Evercore Inc. and Earnings Per Share on both a U.S. GAAP and an Adjusted basis decreased versus the prior year
	■	Advisory activity levels increased over the prior year. Expect to sustain strong Advisory share for the last twelve months period following all peers reporting results

Talent	■	Recruiting program off to a strong start and active discussions with potential recruits in process
■
Zaheed Kajani joined the Advisory business as a Senior Managing Director in January as part of the Technology Practice and John Startin joined in April to lead the Metals, Materials & Mining Group. Andy Richard, a Senior Managing Director focusing on Real Estate, and one additional SMD have committed to join the firm later in the year

■
Three senior research analysts joining Evercore ISI: Greg Melich, covering Broadline and Hardline Retailers, Amit Daryanani, covering IT Hardware, and David Palmer, covering Consumer Food Producers/Restaurants. In addition, Bill Foley was named Vice Chairman of Evercore ISI and Larry Sibley committed to join in June as Senior Managing Director and Head of Sales

Capital Return	■	Quarterly dividend increased 16% to $0.58 per share, our 12th consecutive annual increase
	■	$137.8 million returned to shareholders during the quarter through dividends and repurchases of 1.2 million shares at an average price of $86.19

NEW YORK, April 24, 2019 – Evercore Inc. (NYSE: EVR) today announced its results for the first quarter ended March 31, 2019.

LEADERSHIP COMMENTARY

Ralph Schlosstein, President and Chief Executive Officer
"While our revenues and operating earnings were below our record first quarter last year, we experienced balanced contributions from all of our businesses in the first quarter, with increased numbers of completed transactions in both Advisory and Underwriting. We continued to build our backlog of assignments and provided independent research of value to our institutional investor clients," said Ralph Schlosstein, President and Chief Executive Officer. "Human capital remains the most important investment that we make in our business, and we continued to add talent throughout the firm. We returned $137 million of capital to shareholders through share repurchases and dividends in the first quarter. Our Board reviewed our capital return objectives in April, increasing our quarterly dividend to $0.58 per quarter, a 16% increase. The Board also affirmed our objective of offsetting the dilution associated with bonus and new hire equity and returning all earnings not required for investment in future growth through dividends and share repurchases."

John S. Weinberg, Executive Chairman
"We continue to find talented professionals at all levels who are attracted to our platform," said John S. Weinberg, Executive Chairman. "Our objective is to further broaden our Advisory and Research coverage of key industries and product areas to provide the highest level service and advice to our clients."

Roger C. Altman, Founder and Senior Chairman
"The fundamentals underpinning the transaction market remain solid. Low interest rates, good credit availability, favorable equity valuations and reasonable levels of business confidence. Evercore is benefiting from these fundamentals and our own continued gains in market share. This is evident in our having advised on three of the five largest announced mergers around the world for 2019 to date," said Roger C. Altman, Founder and Senior Chairman.

Selected Financial Data - U.S. GAAP Results:

The following is a discussion of Evercore's results on a U.S. GAAP basis.

	U.S. GAAP
	Three Months Ended
	March 31, 2019	March 31, 2018	% Change
	(dollars in thousands, except per share data)
Net Revenues	$415,327	$463,563	(10%)
Operating Income(1)	$83,810	$112,549	(26%)
Net Income Attributable to Evercore Inc.	$67,232	$95,543	(30%)
Diluted Earnings Per Share	$1.52	$2.10	(28%)
Compensation Ratio	59.6%	59.4%
Operating Margin	20.2%	24.3%
Effective Tax Rate	9.1%	4.3%
Trailing Twelve Month Compensation Ratio	58.0%	58.0%

(1) Operating Income for the three months ended March 31, 2019 and 2018 includes Special Charges of $1.0 million and $1.9 million, respectively, recognized in the Investment Banking segment.

Net Revenues
For the three months ended March 31, 2019, Net Revenues of $415.3 million decreased 10% versus the three months ended March 31, 2018, primarily driven by a decrease in Advisory Fees. See the Business Line Reporting - Discussion of U.S. GAAP Results below for further information.

Compensation Ratio
For the three months ended March 31, 2019, the compensation ratio was 59.6% versus 59.4% for the three months ended March 31, 2018, reflecting a decrease in Net Revenues in the Investment Banking business. See the Business Line Reporting - Discussion of U.S. GAAP Results below for further information.

Operating Income
For the three months ended March 31, 2019, Operating Income of $83.8 million decreased 26% versus the three months ended March 31, 2018, driven by a decrease in Net Revenues in the Investment Banking business, partially offset by decreased compensation costs in the Investment Banking business. See the Business Line Reporting - Discussion of U.S. GAAP Results below for further information.

Effective Tax Rate
For the three months ended March 31, 2019, the effective tax rate was 9.1% versus 4.3% for the three months ended March 31, 2018. The effective tax rate is impacted by the non-deductible treatment of compensation associated with Evercore LP Units, as well as the deduction associated with the appreciation or depreciation in the Firm's share price upon vesting of employee share-based awards above or below the original grant price.

Net Income and Earnings Per Share
For the three months ended March 31, 2019, Net Income Attributable to Evercore Inc. and Earnings Per Share of $67.2 million and $1.52, respectively, decreased 30% and 28%, respectively, versus the three months ended March 31, 2018, principally driven by a decrease in Net Revenues in the Investment Banking business, partially offset by decreased compensation costs in the Investment Banking business.

Selected Financial Data - Adjusted Results:

The following is a discussion of Evercore's results on an Adjusted basis. See pages 5 and A-2 to A-10 for further information and reconciliations of these non-GAAP metrics to our U.S. GAAP results.

	Adjusted
	Three Months Ended
	March 31, 2019	March 31, 2018	% Change
	(dollars in thousands, except per share data)
Net Revenues	$419,802	$467,949	(10%)
Operating Income	$95,651	$124,993	(23%)
Net Income Attributable to Evercore Inc.	$81,700	$113,784	(28%)
Diluted Earnings Per Share	$1.66	$2.24	(26%)
Compensation Ratio	58.0%	58.0%
Operating Margin	22.8%	26.7%
Effective Tax Rate	11.1%	6.3%
Trailing Twelve Month Compensation Ratio	56.7%	57.5%

Adjusted Net Revenues
For the three months ended March 31, 2019, Adjusted Net Revenues of $419.8 million decreased 10% versus the three months ended March 31, 2018, primarily driven by a decrease in Advisory Fees. See the Business Line Reporting - Discussion of Adjusted Results below for further information.

Adjusted Compensation Ratio
For the three months ended March 31, 2019, the Adjusted compensation ratio was 58.0%, flat compared to the three months ended March 31, 2018. See the Business Line Reporting - Discussion of Adjusted Results below for further information.

Adjusted Operating Income
For the three months ended March 31, 2019, Adjusted Operating Income of $95.7 million decreased 23% versus the three months ended March 31, 2018, driven by a decrease in Net Revenues in the Investment Banking business, partially offset by decreased compensation costs in the Investment Banking business. See the Business Line Reporting - Discussion of Adjusted Results below for further information.

Adjusted Effective Tax Rate
For the three months ended March 31, 2019, the Adjusted effective tax rate was 11.1% versus 6.3% for the three months ended March 31, 2018. The Adjusted effective tax rate is impacted by the deduction associated with the appreciation or depreciation in the Firm's share price upon vesting of employee share-based awards above or below the original grant price.

Adjusted Net Income and Earnings Per Share
For the three months ended March 31, 2019, Adjusted Net Income Attributable to Evercore Inc. and Adjusted Earnings Per Share of $81.7 million and $1.66, respectively, decreased 28% and 26%, respectively, versus the three months ended March 31, 2018, driven by a decrease in Net Revenues in the Investment Banking business, partially offset by decreased compensation costs in the Investment Banking business.

Evercore's quarterly results may fluctuate significantly due to the timing and amount of transaction fees earned, as well as other factors. Accordingly, financial results in any particular quarter may not be representative of future results over a longer period of time.

Non-GAAP Measures:

Throughout this release certain information is presented on an Adjusted basis, which is a non-GAAP measure. Adjusted results begin with information prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"), and then those results are adjusted to exclude certain items and reflect the conversion of vested and certain unvested Evercore LP Units and Interests into Class A shares. Evercore believes that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore's results across several periods and facilitate an understanding of Evercore's operating results. Evercore uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP.

Evercore's Adjusted Net Income Attributable to Evercore Inc. for the three months ended March 31, 2019 was higher than U.S. GAAP as a result of the exclusion of expenses associated with awards granted in conjunction with certain of the Company's acquisitions, and certain other business acquisition-related charges and Special Charges.

Acquisition-related compensation charges for 2019 include expenses associated with awards granted in conjunction with the Company's acquisition of ISI. Acquisition-related charges for 2019 also include professional fees incurred and amortization of intangible assets.

Special Charges for 2019 relate to the acceleration of depreciation expense for leasehold improvements in conjunction with the previously announced expansion of our headquarters in New York.

Evercore's Adjusted Diluted Shares Outstanding for the three months ended March 31, 2019 were higher than U.S. GAAP, as a result of the inclusion of certain Evercore LP Units.

Further details of these adjustments, as well as an explanation of similar amounts for the three months ended March 31, 2018 are included in Annex I, pages A-2 to A-10.

Reclassifications:

During the fourth quarter of 2018, the Company’s Adjusted presentation for current and prior periods was revised to eliminate the netting of client related expenses, expenses associated with revenue sharing engagements with third parties and provisions for uncollected receivables with their related revenue. The revised presentation reflects the expense and related revenue gross. The Company revised its presentation for these expenses in order to align with the treatment under U.S. GAAP. There was no impact on Adjusted Operating Income, Net Income or Earnings Per Share. Further details of these reclassifications, as well as a revised Adjusted presentation for the quarterly and full year results for 2018, 2017 and 2016 are available on the For Investors section of Evercore's website at www.evercore.com.

Business Line Reporting - Discussion of U.S. GAAP Results

The following is a discussion of Evercore's segment results on a U.S. GAAP basis.

Investment Banking

	U.S. GAAP
	Three Months Ended
	March 31, 2019	March 31, 2018	% Change
	(dollars in thousands)
Net Revenues:
Investment Banking:
Advisory Fees	$325,844	$378,315	(14%)
Underwriting Fees	26,920	30,279	(11%)
Commissions and Related Fees	41,937	43,034	(3%)
Other Revenue, net	6,487	(1,428)	NM
Net Revenues	401,188	450,200	(11%)

Expenses:
Employee Compensation and Benefits	239,088	267,539	(11%)
Non-compensation Costs	79,051	70,284	12%
Special Charges	1,029	1,897	(46%)
Total Expenses	319,168	339,720	(6%)

Operating Income	$82,020	$110,480	(26%)

Compensation Ratio	59.6%	59.4%
Non-compensation Ratio	19.7%	15.6%
Operating Margin	20.4%	24.5%

Total Number of Fees from Advisory Client Transactions(1)	217	201	8%
Investment Banking Fees of at Least $1 million from Advisory Client Transactions(1)	69	63	10%

(1) Includes Advisory and Underwriting Transactions.

Revenues

During the three months ended March 31, 2019, fees from Advisory services decreased 14% versus the three months ended March 31, 2018, reflecting a decrease in the size of Advisory fees. Underwriting Fees of $26.9 million for the three months ended March 31, 2019 decreased 11% versus the three months ended March 31, 2018. We participated in 22 underwriting transactions during the three months ended March 31, 2019 (vs. 20 in Q1 2018); 16 as a bookrunner (vs. 17 in Q1 2018). Commissions and Related Fees for the three months ended March 31, 2019 decreased 3% versus the three months ended March 31, 2018.

Other Revenue, net, for the three months ended March 31, 2019 increased versus the three months ended March 31, 2018, primarily reflecting gains on the investment funds portfolio which is used as an economic hedge against our deferred cash compensation program.

Expenses

Compensation costs were $239.1 million for the three months ended March 31, 2019, a decrease of 11% from the first quarter of last year. The compensation ratio was 59.6% for the three months ended March 31, 2019, compared to 59.4% for the three months ended March 31, 2018. The increase in the compensation ratio reflects the decrease in Net Revenues in the Investment Banking business in 2019.

Non-compensation Costs for the three months ended March 31, 2019 were $79.1 million, up 12% compared to the first quarter of last year. The increase in Non-compensation Costs versus last year reflects the addition of personnel, increased occupancy costs and increased professional fees. The increase in Non-compensation Costs versus last year also reflects an increase in client related expenses which are expected to be reimbursed in the future. The level of these costs was elevated during the quarter, as deal activity remained high. The ratio of Non-compensation Costs to Net Revenues for the three months ended March 31, 2019 of 19.7% increased from 15.6% for the first quarter of last year, primarily driven by a decrease in Net Revenues and higher occupancy costs in 2019.

Special Charges for the three months ended March 31, 2019 reflect the acceleration of depreciation expense for leasehold improvements in conjunction with the previously announced expansion of our headquarters in New York. Special Charges for the three months ended March 31, 2018 reflect separation benefits and costs of terminating certain contracts associated with closing the agency trading platform in the U.K.

Investment Management

	U.S. GAAP
	Three Months Ended
	March 31, 2019	March 31, 2018	% Change
	(dollars in thousands)
Net Revenues:
Asset Management and Administration Fees	$12,383	$11,755	5%
Other Revenue, net	1,756	1,608	9%
Net Revenues	14,139	13,363	6%

Expenses:
Employee Compensation and Benefits	8,544	7,955	7%
Non-compensation costs	3,805	3,339	14%
Total Expenses	12,349	11,294	9%

Operating Income	$1,790	$2,069	(13%)

Compensation Ratio	60.4%	59.5%
Non-compensation Ratio	26.9%	25.0%
Operating Margin	12.7%	15.5%

Assets Under Management (in millions)(1)	$9,755	$9,384	4%

(1) Assets Under Management reflect end of period amounts from our consolidated subsidiaries.

Revenues

	U.S. GAAP
	Three Months Ended
	March 31, 2019	March 31, 2018	% Change
	(dollars in thousands)
Asset Management and Administration Fees:
Wealth Management	$11,438	$10,969	4%
Institutional Asset Management	945	786	20%
Total Asset Management and Administration Fees	$12,383	$11,755	5%

Asset Management and Administration Fees of $12.4 million for the three months ended March 31, 2019 increased 5% compared to the first quarter of last year. Fees from Wealth Management clients increased 4%, as associated AUM increased 8%.

Expenses

Investment Management's expenses for the three months ended March 31, 2019 were $12.3 million, an increase of 9% compared to the first quarter of last year, principally due to an increase in compensation costs.

Business Line Reporting - Discussion of Adjusted Results

The following is a discussion of Evercore's segment results on an Adjusted basis. See pages 5 and A-2 to A-10 for further information and reconciliations of these metrics to our U.S. GAAP results.

Investment Banking

	Adjusted
	Three Months Ended
	March 31, 2019	March 31, 2018	% Change
	(dollars in thousands)
Net Revenues:
Investment Banking:
Advisory Fees(1)	$326,099	$378,315	(14%)
Underwriting Fees	26,920	30,279	(11%)
Commissions and Related Fees	41,937	43,034	(3%)
Other Revenue, net	8,751	833	951%
Net Revenues	403,707	452,461	(11%)

Expenses:
Employee Compensation and Benefits	235,016	263,556	(11%)
Non-compensation Costs	76,894	68,127	13%
Total Expenses	311,910	331,683	(6%)

Operating Income	$91,797	$120,778	(24%)

Compensation Ratio	58.2%	58.2%
Non-compensation Ratio	19.0%	15.1%
Operating Margin	22.7%	26.7%

Total Number of Fees from Advisory Client Transactions(2)	217	201	8%
Investment Banking Fees of at Least $1 million from Advisory Client Transactions(2)	69	63	10%

(1) Advisory Fees on an Adjusted basis reflect the reclassification of earnings related to our equity investment in Luminis of $255 for the three months ended March 31, 2019.

(2) Includes Advisory and Underwriting Transactions.

Adjusted Revenues

During the three months ended March 31, 2019, fees from Advisory services decreased 14% versus the three months ended March 31, 2018, reflecting a decrease in the size of Advisory fees. Underwriting Fees of $26.9 million for the three months ended March 31, 2019 decreased 11% versus the three months ended March 31, 2018. We participated in 22 underwriting transactions during the three months ended March 31, 2019 (vs. 20 in Q1 2018); 16 as a bookrunner (vs. 17 in Q1 2018). Commissions and Related Fees for the three months ended March 31, 2019 decreased 3% versus the three months ended March 31, 2018.

Other Revenue, net, for the three months ended March 31, 2019 increased versus the three months ended March 31, 2018, primarily reflecting gains on the investment funds portfolio which is used as an economic hedge against our deferred cash compensation program.

Adjusted Expenses

Adjusted compensation costs were $235.0 million for the three months ended March 31, 2019, a decrease of 11% from the first quarter of last year. The Adjusted compensation ratio was 58.2% for the three months ended March 31, 2019, flat compared to the three months ended March 31, 2018.

Adjusted Non-compensation Costs for the three months ended March 31, 2019 were $76.9 million, up 13% from the first quarter of last year. The increase in Adjusted Non-compensation Costs versus last year reflects the addition of personnel, increased occupancy costs and increased professional fees. The increase in Adjusted Non-compensation Costs versus last year also reflects an increase in client related expenses which are expected to be reimbursed in the future. The level of these costs was elevated during the quarter, as deal activity remained high. The ratio of Adjusted Non-compensation Costs to Adjusted Net Revenues for the three months ended March 31, 2019 of 19.0% increased from 15.1% for the first quarter of last year, primarily driven by a decrease in Net Revenues and higher occupancy costs in 2019.

Investment Management

	Adjusted
	Three Months Ended
	March 31, 2019	March 31, 2018	% Change
	(dollars in thousands)
Net Revenues:
Asset Management and Administration Fees	$14,339	$13,880	3%
Other Revenue, net	1,756	1,608	9%
Net Revenues	16,095	15,488	4%

Expenses:
Employee Compensation and Benefits	8,544	7,955	7%
Non-compensation Costs	3,697	3,318	11%
Total Expenses	12,241	11,273	9%

Operating Income	$3,854	$4,215	(9%)

Compensation Ratio	53.1%	51.4%
Non-compensation Ratio	23.0%	21.4%
Operating Margin	23.9%	27.2%

Assets Under Management (in millions)(1)	$9,755	$9,384	4%

(1) Assets Under Management reflect end of period amounts from our consolidated subsidiaries.

Adjusted Revenues

	Adjusted
	Three Months Ended
	March 31, 2019	March 31, 2018	% Change
	(dollars in thousands)
Asset Management and Administration Fees:
Wealth Management	$11,438	$10,969	4%
Institutional Asset Management	945	786	20%
Equity in Earnings of Affiliates(1)	1,956	2,125	(8%)
Total Asset Management and Administration Fees	$14,339	$13,880	3%

(1) Equity in ABS and Atalanta Sosnoff on a U.S. GAAP basis are reclassified from Asset Management and Administration Fees to Income from Equity Method Investments.

Adjusted Asset Management and Administration Fees of $14.3 million for the three months ended March 31, 2019 increased 3% compared to the first quarter of last year. Fees from Wealth Management clients increased 4%, as associated AUM increased 8%.

Equity in Earnings of Affiliates of $2.0 million for the three months ended March 31, 2019 decreased relative to the first quarter of last year, driven principally by lower income earned in the first quarter of 2019 by ABS.

Adjusted Expenses

Investment Management's Adjusted expenses for the three months ended March 31, 2019 were $12.2 million, up 9% compared to the first quarter of last year, principally due to an increase in compensation costs.

Balance Sheet

The Company continues to maintain a strong balance sheet, holding cash, cash equivalents and marketable securities of $551.8 million at March 31, 2019. Current assets exceed current liabilities by $690.7 million at March 31, 2019. Amounts due related to the Long-Term Notes Payable were $168.7 million at March 31, 2019.

The Company adopted the new accounting guidance on leases under ASU 2016-02 during the quarter, which replaced existing lease guidance. This resulted in the recognition of $218.9 million of lease liabilities on the balance sheet as of March 31, 2019, along with associated right-of-use assets.

Capital Transactions

On April 23, 2019, the Board of Directors of Evercore declared a quarterly dividend of $0.58 per share to be paid on June 14, 2019 to common stockholders of record on May 31, 2019.

During the three months ended March 31, 2019, the Company repurchased approximately 0.9 million shares from employees for the net settlement of stock-based compensation awards at an average price per share of $89.53 and approximately 0.3 million shares at an average price per share of $74.07 in open market transactions pursuant to the Company's share repurchase program. The aggregate approximately 1.2 million shares were acquired at an average price per share of $86.19.

During the first quarter of 2019, as part of the 2018 bonus awards, the Company granted to certain employees approximately 2.4 million unvested RSUs at a grant date fair value of $91.44. The total shares available to be granted in the future under the Amended and Restated 2016 Evercore Inc. Stock Incentive Plan was approximately 2.9 million as of March 31, 2019.

Reclassifications

During the fourth quarter of 2018, the Company’s Adjusted presentation for current and prior periods was revised to eliminate the netting of client related expenses, expenses associated with revenue sharing engagements with third parties and provisions for uncollected receivables with their related revenue. The revised presentation reflects the expense and related revenue gross. The Company revised its presentation for these expenses in order to align with the treatment under U.S. GAAP. There was no impact on Adjusted Operating Income, Net Income or Earnings Per Share. Further details of these reclassifications, as well as a revised Adjusted presentation for the quarterly and full year results for 2018, 2017 and 2016 are available on the For Investors section of Evercore’s website at www.evercore.com.

Conference Call

Evercore will host a related conference call beginning at 8:00 a.m. Eastern Time, Wednesday, April 24, 2019, accessible via telephone and the Internet. Investors and analysts may participate in the live conference call by dialing (877) 359-9508 (toll-free domestic) or (224) 357-2393 (international); passcode: 9975219. Please register at least 10 minutes before the conference call begins. A replay of the call will be available for one week via telephone starting approximately one hour after the call ends. The replay can be accessed at (855) 859-2056 (toll-free domestic) or (404) 537-3406 (international); passcode: 9975219. A live audio webcast of the conference call will be available on the For Investors section of Evercore’s website at www.evercore.com. The webcast will be archived on Evercore’s website for 30 days after the call.

About Evercore

Evercore (NYSE: EVR) is a premier global independent investment banking advisory firm. We are dedicated to helping our clients achieve superior results through trusted independent and innovative advice on matters of strategic significance to boards of directors, management teams and shareholders, including mergers and acquisitions, strategic shareholder advisory, restructurings, and capital structure. Evercore also assists clients in raising public and private capital and delivers equity research and equity sales and agency trading execution, in addition to providing wealth and investment management services to high net worth and institutional investors. Founded in 1995, the Firm is headquartered in New York and maintains offices and affiliate offices in major financial centers in North America, Europe, the Middle East and Asia. For more information, please visit www.evercore.com.

Investor Contact:    Jamie Easton
Head of Investor Relations, Evercore
212-857-3100

Media Contact:    Dana Gorman
The Abernathy MacGregor Group, for Evercore
212-371-5999

Basis of Alternative Financial Statement Presentation

Our Adjusted results are a non-GAAP measure. As discussed further under "Non-GAAP Measures", Evercore believes that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore's results across several periods and better reflect management's view of operating results. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. A reconciliation of our U.S. GAAP results to Adjusted results is presented in the tables included in Annex I.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect our current views with respect to, among other things, Evercore's operations and financial performance. In some cases, you can identify these forward-looking statements by the use of words such as "outlook," "backlog," "believes," "expects," "potential," "probable," "continues," "may," "will," "should," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. All statements, other than statements of historical fact, included in this presentation are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties and assumptions, and may include projections of our future financial performance based on our growth strategies and anticipated trends in Evercore's business. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Evercore believes these factors include, but are not limited to, those described under "Risk Factors" discussed in Evercore's Annual Report on Form 10-K for the year ended December 31, 2018, subsequent quarterly reports on Form 10-Q, current reports on Form 8-K and Registration Statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Evercore to predict all risks and uncertainties, nor can Evercore assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and Evercore does not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. Evercore undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

With respect to any securities offered by any private equity fund referenced herein, such securities have not been, and will not be registered, under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

ANNEX I

EVERCORE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
THREE MONTHS ENDED MARCH 31, 2019 AND 2018
(dollars in thousands, except per share data)
(UNAUDITED)

	Three Months Ended March 31,
	2019	2018

Revenues
Investment Banking:
Advisory Fees	$325,844	$378,315
Underwriting Fees	26,920	30,279
Commissions and Related Fees	41,937	43,034
Asset Management and Administration Fees	12,383	11,755
Other Revenue, Including Interest and Investments	12,335	4,529
Total Revenues	419,419	467,912
Interest Expense(1)	4,092	4,349
Net Revenues	415,327	463,563

Expenses
Employee Compensation and Benefits	247,632	275,494
Occupancy and Equipment Rental	16,217	13,404
Professional Fees	18,824	16,050
Travel and Related Expenses	17,664	16,356
Communications and Information Services	11,146	10,684
Depreciation and Amortization	7,038	6,648
Execution, Clearing and Custody Fees	3,019	3,190
Special Charges	1,029	1,897
Acquisition and Transition Costs	108	21
Other Operating Expenses	8,840	7,270
Total Expenses	331,517	351,014

Income Before Income from Equity Method Investments and Income Taxes	83,810	112,549
Income from Equity Method Investments	2,211	2,125
Income Before Income Taxes	86,021	114,674
Provision for Income Taxes	7,821	4,938
Net Income	78,200	109,736
Net Income Attributable to Noncontrolling Interest	10,968	14,193
Net Income Attributable to Evercore Inc.	$67,232	$95,543

Net Income Attributable to Evercore Inc. Common Shareholders	$67,232	$95,543

Weighted Average Shares of Class A Common Stock Outstanding:
Basic	40,497	40,426
Diluted	44,155	45,463

Net Income Per Share Attributable to Evercore Inc. Common Shareholders:
Basic	$1.66	$2.36
Diluted	$1.52	$2.10

(1) Includes interest expense on long-term debt and interest expense on short-term repurchase agreements.

Adjusted Results
Throughout the discussion of Evercore's business segments and elsewhere in this release, information is presented on an Adjusted basis (formerly called "Adjusted Pro Forma"), which is a non-generally accepted accounting principles ("non-GAAP") measure. Adjusted results begin with information prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"), adjusted to exclude certain items and reflect the conversion of vested and certain unvested Evercore LP Units and Interests, as well as Acquisition Related Share Issuances and Unvested Restricted Stock Units granted to ISI employees, into Class A shares. Evercore believes that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore's results across several periods and facilitate an understanding of Evercore's operating results. The Company uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. These Adjusted amounts are allocated to the Company's two business segments: Investment Banking and Investment Management. The differences between the Adjusted and U.S. GAAP results are as follows:

1.
Assumed Vesting of Evercore LP Units and Exchange into Class A Shares. The Company incurred expenses, in Employee Compensation and Benefits, resulting from the vesting of Class E LP Units issued in conjunction with the acquisition of ISI, as well as the Class H LP Interests and Class J LP Units. The amount of expense for the Class H LP Interests was based on the determination if it was probable that Evercore ISI would achieve certain earnings and margin targets in 2017 and in future periods. The Adjusted results assume these LP Units and certain Class H LP Interests have vested and have been exchanged for Class A shares. Accordingly, any expense associated with these units and interests, and related awards, is excluded from the Adjusted results, and the noncontrolling interest related to these units is converted to a controlling interest. The Company's management believes that it is useful to provide the per-share effect associated with the assumed conversion of these previously granted equity interests, and thus the Adjusted results reflect the exchange of certain vested and unvested Evercore LP partnership units and interests and IPO related restricted stock unit awards into Class A shares.

2.
Adjustments Associated with Business Combinations and Divestitures. The following charges resulting from business combinations and divestitures have been excluded from the Adjusted results because the Company's Management believes that operating performance is more comparable across periods excluding the effects of these acquisition-related charges:

a.
Amortization of Intangible Assets and Other Purchase Accounting-related Amortization. Amortization of intangible assets and other purchase accounting-related amortization from the acquisition of ISI and certain other acquisitions.

b.	Acquisition and Transition Costs. Primarily professional fees incurred and costs related to transitioning acquisitions or divestitures.
c. Gain on Sale of Institutional Trust and Independent Fiduciary business of ETC. The gain resulting from the sale of the Institutional Trust and Independent Fiduciary business of ETC in the fourth quarter of 2017.
d. Foreign Exchange Gains / (Losses). Release of cumulative foreign exchange losses resulting from the restructuring of our equity method investment in G5 in the fourth quarter of 2017.

3.
Special Charges. Expenses during 2019 that are excluded from the Adjusted presentation relate to the acceleration of depreciation expense for leasehold improvements in conjunction with the previously announced expansion of our headquarters in New York. Expenses during 2018 that are excluded from the Adjusted presentation relate to separation benefits and costs of terminating certain contracts associated with closing the agency trading platform in the U.K.

4.
Income Taxes. Evercore is organized as a series of Limited Liability Companies, Partnerships, C-Corporations and a Public Corporation and therefore, not all of the Company's income is subject to corporate-level taxes. As a result, adjustments have been made to the Adjusted earnings to assume that the Company is subject to the statutory tax rates of a C-Corporation under a conventional corporate tax structure in the U.S. at the prevailing corporate rates and that all deferred tax assets relating to foreign operations are fully realizable within the structure on a consolidated basis. This assumption is consistent with the assumption that certain Evercore LP Units are vested and exchanged into Class A shares, as discussed in Item 1 above, as the assumed exchange would change the tax structure of the Company.
Excluded from the Company’s Adjusted results are adjustments related to the impact of the enactment of the Tax Cuts and Jobs Act that was signed into law on December 22, 2017, which resulted in a reduction in income tax rates in the U.S. in 2018 and future years. The tax reform resulted in an estimated adjustment to Other Revenue for the fourth quarter of 2017 of $77.5 million related to the re-measurement of amounts due pursuant to our tax receivable agreement, which was reduced due to the lower enacted income tax rates in the U.S. in 2018 and future years.

5.
Presentation of Interest Expense. The Adjusted results present interest expense on short-term repurchase agreements, within the Investment Management segment, in Other Revenues, net, as the Company's Management believes it is more meaningful to present the spread on net interest resulting from the matched financial assets and liabilities. In addition, Adjusted Investment Banking and Investment Management Operating Income are presented before interest expense on debt, which is included in interest expense on a U.S. GAAP basis.

6.
Presentation of Income from Equity Method Investments. The Adjusted results present Income from Equity Method Investments within Revenue as the Company's Management believes it is a more meaningful presentation.

EVERCORE INC.
U.S. GAAP RECONCILIATION TO ADJUSTED RESULTS
(dollars in thousands, except per share data)
(UNAUDITED)

	Three Months Ended
	March 31, 2019	March 31, 2018
Net Revenues - U.S. GAAP	$415,327	$463,563
Income from Equity Method Investments (1)	2,211	2,125
Interest Expense on Debt (2)	2,264	2,261
Net Revenues - Adjusted	$419,802	$467,949

Compensation Expense - U.S. GAAP	$247,632	$275,494
Amortization of LP Units and Certain Other Awards (3)	(4,072)	(3,983)
Compensation Expense - Adjusted	$243,560	$271,511

Operating Income - U.S. GAAP	$83,810	$112,549
Income from Equity Method Investments (1)	2,211	2,125
Pre-Tax Income - U.S. GAAP	86,021	114,674
Amortization of LP Units and Certain Other Awards (3)	4,072	3,983
Special Charges (4)	1,029	1,897
Intangible Asset Amortization / Other Purchase Accounting-related Amortization (5a)	2,157	2,157
Acquisition and Transition Costs (5b)	108	21
Pre-Tax Income - Adjusted	93,387	122,732
Interest Expense on Debt (2)	2,264	2,261
Operating Income - Adjusted	$95,651	$124,993

Provision for Income Taxes - U.S. GAAP	$7,821	$4,938
Income Taxes (6)	2,554	2,733
Provision for Income Taxes - Adjusted	$10,375	$7,671

Net Income Attributable to Evercore Inc. - U.S. GAAP	$67,232	$95,543
Amortization of LP Units and Certain Other Awards (3)	4,072	3,983
Special Charges (4)	1,029	1,897
Intangible Asset Amortization / Other Purchase Accounting-related Amortization (5a)	2,157	2,157
Acquisition and Transition Costs (5b)	108	21
Income Taxes (6)	(2,554)	(2,733)
Noncontrolling Interest (7)	9,656	12,916
Net Income Attributable to Evercore Inc. - Adjusted	$81,700	$113,784

Diluted Shares Outstanding - U.S. GAAP	44,155	45,463
LP Units (8)	5,088	5,226
Unvested Restricted Stock Units - Event Based (8)	12	12
Diluted Shares Outstanding - Adjusted	49,255	50,701

Key Metrics: (a)
Diluted Earnings Per Share - U.S. GAAP	$1.52	$2.10
Diluted Earnings Per Share - Adjusted	$1.66	$2.24

Compensation Ratio - U.S. GAAP	59.6%	59.4%
Compensation Ratio - Adjusted	58.0%	58.0%

Operating Margin - U.S. GAAP	20.2%	24.3%
Operating Margin - Adjusted	22.8%	26.7%

Effective Tax Rate - U.S. GAAP	9.1%	4.3%
Effective Tax Rate - Adjusted	11.1%	6.3%

(a) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE INC.
U.S. GAAP RECONCILIATION TO ADJUSTED RESULTS
TRAILING TWELVE MONTHS
(dollars in thousands)
(UNAUDITED)
	Consolidated
	Twelve Months Ended
	March 31, 2019	March 31, 2018
Net Revenues - U.S. GAAP	$2,016,469	$1,780,665
Income from Equity Method Investments (1)	9,380	9,353
Interest Expense on Debt (2)	9,204	9,640
Adjustment to Tax Receivable Agreement Liability (6)	—	(77,535)
Gain on Sale of Institutional Trust and Independent Fiduciary business of ETC (9)	—	(7,808)
Foreign Exchange Losses from G5 Transaction (10)	—	16,266
Net Revenues - Adjusted	$2,035,053	$1,730,581

Compensation Expense - U.S. GAAP	$1,169,311	$1,032,448
Amortization of LP Units / Interests and Certain Other Awards (3)	(15,330)	(36,798)
Compensation Expense - Adjusted	$1,153,981	$995,650

Compensation Ratio - U.S. GAAP (a)	58.0%	58.0%
Compensation Ratio - Adjusted (a)	56.7%	57.5%

	Investment Banking
	Twelve Months Ended
	March 31, 2019	March 31, 2018
Net Revenues - U.S. GAAP	$1,963,011	$1,713,698
Income from Equity Method Investments (1)	773	426
Interest Expense on Debt (2)	9,204	9,640
Adjustment to Tax Receivable Agreement Liability (6)	—	(77,535)
Foreign Exchange Losses from G5 Transaction (10)	—	16,266
Net Revenues - Adjusted	$1,972,988	$1,662,495

Compensation Expense - U.S. GAAP	$1,137,718	$997,908
Amortization of LP Units / Interests and Certain Other Awards (3)	(15,330)	(36,798)
Compensation Expense - Adjusted	$1,122,388	$961,110

Compensation Ratio - U.S. GAAP (a)	58.0%	58.2%
Compensation Ratio - Adjusted (a)	56.9%	57.8%

(a) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE INC.
U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED RESULTS
FOR THE THREE MONTHS ENDED MARCH 31, 2019
(dollars in thousands)
(UNAUDITED)

	Investment Banking Segment
	Three Months Ended March 31, 2019
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Investment Banking:
Advisory Fees	$325,844	$255	(1)	$326,099
Underwriting Fees	26,920	—		26,920
Commissions and Related Fees	41,937	—		41,937
Other Revenue, net	6,487	2,264	(2)	8,751
Net Revenues	401,188	2,519		403,707

Expenses:
Employee Compensation and Benefits	239,088	(4,072)	(3)	235,016
Non-compensation Costs	79,051	(2,157)	(5)	76,894
Special Charges	1,029	(1,029)	(4)	—
Total Expenses	319,168	(7,258)		311,910

Operating Income (a)	$82,020	$9,777		$91,797

Compensation Ratio (b)	59.6%			58.2%
Operating Margin (b)	20.4%			22.7%

	Investment Management Segment
	Three Months Ended March 31, 2019
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Asset Management and Administration Fees	$12,383	$1,956	(1)	$14,339
Other Revenue, net	1,756	—		1,756
Net Revenues	14,139	1,956		16,095

Expenses:
Employee Compensation and Benefits	8,544	—		8,544
Non-compensation Costs	3,805	(108)	(5)	3,697
Total Expenses	12,349	(108)		12,241

Operating Income (a)	$1,790	$2,064		$3,854

Compensation Ratio (b)	60.4%			53.1%
Operating Margin (b)	12.7%			23.9%

(a) Operating Income for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE INC.
U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED RESULTS
FOR THE THREE MONTHS ENDED MARCH 31, 2018
(dollars in thousands)
(UNAUDITED)

	Investment Banking Segment
	Three Months Ended March 31, 2018
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Investment Banking:
Advisory Fees	$378,315	$—		$378,315
Underwriting Fees	30,279	—		30,279
Commissions and Related Fees	43,034	—		43,034
Other Revenue, net	(1,428)	2,261	(2)	833
Net Revenues	450,200	2,261		452,461

Expenses:
Employee Compensation and Benefits	267,539	(3,983)	(3)	263,556
Non-compensation Costs	70,284	(2,157)	(5)	68,127
Special Charges	1,897	(1,897)	(4)	—
Total Expenses	339,720	(8,037)		331,683

Operating Income (a)	$110,480	$10,298		$120,778

Compensation Ratio (b)	59.4%			58.2%
Operating Margin (b)	24.5%			26.7%

	Investment Management Segment
	Three Months Ended March 31, 2018
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Asset Management and Administration Fees	$11,755	$2,125	(1)	$13,880
Other Revenue, net	1,608	—		1,608
Net Revenues	13,363	2,125		15,488

Expenses:
Employee Compensation and Benefits	7,955	—		7,955
Non-compensation Costs	3,339	(21)	(5)	3,318
Total Expenses	11,294	(21)		11,273

Operating Income (a)	$2,069	$2,146		$4,215

Compensation Ratio (b)	59.5%			51.4%
Operating Margin (b)	15.5%			27.2%

(a) Operating Income for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE INC.
U.S. GAAP SEGMENT RECONCILIATION TO CONSOLIDATED RESULTS
(dollars in thousands)
(UNAUDITED)

	U.S. GAAP
	Three Months Ended
	March 31, 2019	March 31, 2018
Investment Banking
Net Revenues:
Investment Banking:
Advisory Fees	$325,844	$378,315
Underwriting Fees	26,920	30,279
Commissions and Related Fees	41,937	43,034
Other Revenue, net	6,487	(1,428)
Net Revenues	401,188	450,200

Expenses:
Employee Compensation and Benefits	239,088	267,539
Non-compensation Costs	79,051	70,284
Special Charges	1,029	1,897
Total Expenses	319,168	339,720

Operating Income (a)	$82,020	$110,480

Investment Management
Net Revenues:
Asset Management and Administration Fees	$12,383	$11,755
Other Revenue, net	1,756	1,608
Net Revenues	14,139	13,363

Expenses:
Employee Compensation and Benefits	8,544	7,955
Non-compensation Costs	3,805	3,339
Total Expenses	12,349	11,294

Operating Income (a)	$1,790	$2,069

Total
Net Revenues:
Investment Banking:
Advisory Fees	$325,844	$378,315
Underwriting Fees	26,920	30,279
Commissions and Related Fees	41,937	43,034
Asset Management and Administration Fees	12,383	11,755
Other Revenue, net	8,243	180
Net Revenues	415,327	463,563

Expenses:
Employee Compensation and Benefits	247,632	275,494
Non-compensation Costs	82,856	73,623
Special Charges	1,029	1,897
Total Expenses	331,517	351,014

Operating Income (a)	$83,810	$112,549

(a) Operating Income excludes Income (Loss) from Equity Method Investments.

Notes to Unaudited Condensed Consolidated Adjusted Financial Data

For further information on these adjustments, see page A-2.

(1)	Income (Loss) from Equity Method Investments has been reclassified to Revenue in the Adjusted presentation.

(2)	Interest Expense on Debt is excluded from Net Revenues and presented below Operating Income in the Adjusted results and is included in Interest Expense on a U.S. GAAP basis.

(3)	Expenses incurred from the assumed vesting of Class E LP Units, Class H LP Interests and Class J LP Units issued in conjunction with the acquisition of ISI are excluded from the Adjusted presentation.

(4)
Expenses during 2019 that are excluded from the Adjusted presentation relate to the acceleration of depreciation expense for leasehold improvements in conjunction with the previously announced expansion of our headquarters in New York. Expenses during 2018 that are excluded from the Adjusted presentation relate to separation benefits and costs of terminating certain contracts associated with closing the agency trading platform in the U.K.

(5)	Non-compensation Costs on an Adjusted basis reflect the following adjustments:

	Three Months Ended March 31, 2019
	U.S. GAAP	Adjustments		Adjusted
	(dollars in thousands)
Occupancy and Equipment Rental	$16,217	$—		$16,217
Professional Fees	18,824	—		18,824
Travel and Related Expenses	17,664	—		17,664
Communications and Information Services	11,146	—		11,146
Depreciation and Amortization	7,038	(2,157)	(5a)	4,881
Execution, Clearing and Custody Fees	3,019	—		3,019
Acquisition and Transition Costs	108	(108)	(5b)	—
Other Operating Expenses	8,840	—		8,840
Total Non-compensation Costs	$82,856	$(2,265)		$80,591

	Three Months Ended March 31, 2018
	U.S. GAAP	Adjustments		Adjusted
	(dollars in thousands)
Occupancy and Equipment Rental	$13,404	$—		$13,404
Professional Fees	16,050	—		16,050
Travel and Related Expenses	16,356	—		16,356
Communications and Information Services	10,684	—		10,684
Depreciation and Amortization	6,648	(2,157)	(5a)	4,491
Execution, Clearing and Custody Fees	3,190	—		3,190
Acquisition and Transition Costs	21	(21)	(5b)	—
Other Operating Expenses	7,270	—		7,270
Total Non-compensation Costs	$73,623	$(2,178)		$71,445

(5a)
The exclusion from the Adjusted presentation of expenses associated with amortization of intangible assets and other purchase accounting-related amortization from the acquisition of ISI and certain other acquisitions.

(5b)	Primarily the exclusion from the Adjusted presentation of professional fees incurred and costs related to transitioning acquisitions or divestitures.

(6)
Evercore is organized as a series of Limited Liability Companies, Partnerships, C-Corporations and a Public Corporation and therefore, not all of the Company's income is subject to corporate-level taxes. As a result, adjustments have been made to the Adjusted earnings to assume that the Company is subject to the statutory tax rates of a C-Corporation under a conventional corporate tax structure in the U.S. at the prevailing corporate rates and that all deferred tax assets relating to foreign operations are fully realizable within the structure on a consolidated basis. This assumption is consistent with the assumption that certain Evercore LP Units are vested and exchanged into Class A shares, as the assumed exchange would change the tax structure of the Company.

Excluded from the Company’s Adjusted results are adjustments related to the impact of the enactment of the Tax Cuts and Jobs Act that was signed into law on December 22, 2017, which resulted in a reduction in income tax rates in the U.S. in 2018 and future years. The tax reform resulted in an estimated adjustment to Other Revenue of $77.5 million in the fourth quarter of 2017 related to the re-measurement of amounts due pursuant to our tax receivable agreement, which was reduced due to the lower enacted income tax rates in the U.S. in 2018 and future years.

(7)	Reflects an adjustment to eliminate noncontrolling interest related to all Evercore LP partnership units which are assumed to be converted to Class A common stock in the Adjusted presentation.

(8)
Assumes the vesting, and exchange into Class A shares, of certain Evercore LP partnership units and IPO related restricted stock unit awards in the Adjusted presentation. In the computation of outstanding common stock equivalents for U.S. GAAP net income per share, the Evercore LP partnership units are anti-dilutive.

(9)	The gain resulting from the sale of the Institutional Trust and Independent Fiduciary business of ETC in the fourth quarter of 2017 is excluded from the Adjusted presentation.

(10)	Release of cumulative foreign exchange losses resulting from the restructuring of our equity method investment in G5 in the fourth quarter of 2017 are excluded from the Adjusted presentation.